                                                                      Exhibit 24
                                                                      ----------


                                POWER OF ATTORNEY
                                -----------------


     The undersigned director of W. R. GRACE & CO. ("Company") hereby appoints KATHLEEN A. BROWNE, LARRY ELLBERGER and ROBERT B. LAMM as his/her true and lawful attorneys-in-fact for the purpose of signing the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and all amendments thereto, to be filed with the Securities and Exchange Commission. Each of such attorneys-in-fact is appointed with full power to act without the other.


              /s/ J. F. Akers              /s/ T. A. Holmes
              /s/ H. Brown                 /s/ V. A. Kamsky
              /s/ C. Cheng                 /s/ J. J. Murphy
              /s/ H. A. Eckmann            /s/ J. E. Phipps
              /s/ M. A. Fox                /s/ T. A. Vanderslice
              /s/ J. W. Frick



Dated:  March 28, 1997

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                                POWER OF ATTORNEY
                                -----------------


     The undersigned, Chairman, President and Chief Executive Officer (Principal Executive Officer) and a director of W. R. GRACE & CO. ("Company"), hereby appoints KATHLEEN A. BROWNE, LARRY ELLBERGER and ROBERT B. LAMM as his true and lawful attorneys-in-fact for the purpose of signing the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and all amendments thereto, to be filed with the Securities and Exchange Commission. Each of such attorneys-in-fact is appointed with full power to act without the other.



         /s/ A. J. Costello


Dated:  March 28, 1997